UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015 (October 7, 2015)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Harris Employment Agreement

On October 12, 2015, in connection with the appointment of Kevin R. Harris as Chief Financial Officer, effective as of October 19, 2015 (the “Effective Date”), as more fully described below, Sysorex Global Holdings Corp. (the “Company”) entered into an employment agreement with Mr. Harris (the “Harris Employment Agreement”). In accordance with the terms of the Employment Agreement, Mr. Harris will receive a base salary of two hundred eighty-five thousand dollars ($285,000) per annum, payable semi-monthly. In addition, Mr. Harris will receive a bonus that is between 25% and 50% of his base salary for each calendar quarter, payable within forty-five (45) days of the close of each calendar quarter, provided that both the Company and Mr. Harris meet quarterly performance goals, and the specific amount of bonus shall be determined by the Company, in its sole discretion.

Additionally, as of the Effective Date, the Company shall issue to Mr. Harris an incentive stock option to purchase 250,000 shares of the Company’s common stock, which shall have an exercise price of the market price of the Company’s common stock as of the close of trading on the Effective Date and a ten (10) year term, 25% of which shall vest at the end of each anniversary of the Effective Date, provided that Mr. Harris is employed by the Company when vesting is to occur. Mr. Harris will be eligible to participate in any employee benefit plans that the Company offers. Also, Mr. Harris will be entitled to four (4) weeks of paid time off each year, as set forth in the Harris Employment Agreement.

The Harris Employment Agreement shall be effective for an initial term of twenty-four (24) months and shall automatically be renewed for one additional twelve (12) month period, unless either party terminates the agreement pursuant to the applicable provisions.

The Company may terminate the services of Mr. Harris with or without “just cause,” as defined in the Harris Employment Agreement. If the Company terminates Mr. Harris’s employment without just cause, or if Mr. Harris resigns within twenty-four (24) months following a change of control (as defined in the Harris Employment Agreement) and as a result of a material diminution of his position or compensation, Mr. Harris will receive (1) his base salary at the then current rate and levels for four (4) months if Mr. Harris has been employed by the Company for under six (6) months as of the date of termination or resignation, for six (6) months if Mr. Harris has been employed by the Company at least six (6) but not more than twelve (12) months as of the date of termination or resignation, for nine (9) months if Mr. Harris has been employed by the Company more than twelve (12) but not more than twenty-four (24) months as of the date of termination or resignation, or for twelve (12) months if Mr. Harris has been employed by the Company for more than twenty-four (24) months as of the date of resignation or termination; (2) 50% of the value of any accrued but unpaid bonus that Mr. Harris otherwise would have received; (3) the value of any accrued but unpaid vacation time; and (4) any unreimbursed business expenses and travel expenses that are reimbursable under the Harris Employment Agreement. If the Company terminates Mr. Harris’s employment with just cause, Mr. Harris will receive only the portion of his base salary and accrued but unused vacation pay that has been earned through the date of termination.

Mr. Harris’s employment may also be terminated by his death or “disability”, as defined in the Harris Employment Agreement. If Mr. Harris is terminated as a result of death or disability, he will receive his base salary, accrued but unused vacation pay that has been earned through the date of termination, and the vested portion of any benefit pursuant to the Harris Employment Agreement or under any employee benefit plan that he participates.

The description of the Harris Employment Agreement is a summary and is qualified in its entirety by the full text of the agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference herein.

Business Financing Agreement Amendment

On October 7, 2015, the Company, and certain of its wholly-owned subsidiaries (collectively, the “Borrowers”), entered into amendment number five (the “Amendment”), effective as of September 30, 2015, to that certain business financing agreement, dated March 13, 2013, as amended (the “Agreement”), with Western Alliance Bank, as successor in interest to Bridge Bank, N.A. (the “Lender”). Pursuant to the Amendment, the original Lender Bridge Bank, N.A. was replaced by Western Alliance Bank, as successor in interest to Bridge Bank, N.A. and the Lender under the Agreement. The Amendment also amended certain financial covenants of the Borrowers required by the Agreement, including (i) requiring a minimum consolidated unrestricted cash balance with the Lender of no less than $1,000,000, tested daily and (ii) requiring minimum adjusted EBITDA at any time of no less than $-(1,500,000) for the six fiscal month period ending on September 30, 2015, and no less than $-(1,000,000) for the six fiscal month period ending on December 31, 2015.

2

The description of the Amendment herein is not complete and is qualified by the full text of such Amendment, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The description of the Agreement is qualified in its entirety by the full text of the Agreement, which was attached as Exhibit 4.2 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on August 12, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Wendy Loundermon as Interim Chief Financial Officer and Appointment of Kevin R. Harris as Chief Financial Officer

On October 7, 2015, the Company received a written letter of resignation from Ms. Wendy Loundermon stating that she will resign, effective as of October 19, 2015, from her position as the Company’s Interim Chief Financial Officer. On the same day, the Company’s board of directors (the “Board”) appointed Mr. Kevin R. Harris to replace Ms. Loundermon to serve as the Company’s Chief Financial Officer, effective as of October 19, 2015. The Board appointed Ms. Loundermon to serve as the Company’s Vice President of Finance, effective as of October 19, 2015.

Kevin R. Harris, age 46, has been appointed to serve as the Company’s Chief Financial Officer, effective as of October 19, 2015. Prior to his appointment as Chief Financial Officer of the Company, Mr. Harris has served as the Vice President and Chief Financial Officer of Response Genetics, Inc. (NASDAQ: RGDX), a company focused on the development and sale of molecular diagnostic tests that help determine a patient's response to cancer therapy, since June 12, 2013 and as the Interim Chief Financial Officer from August 2012 to June 12, 2013. Mr. Harris served as Chief Financial Officer and a director of CyberDefender Corporation (NASDAQ: CYDE listed from June 2010 to March 2014) from 2009 until August 2012 (and as interim Chief Executive Officer from August 2011 until August 2012). He also served as Chief Operating Officer of Statmon Technologies Corp. from 2004 to 2009. He began his career at KPMG Peat Marwick as a senior auditor. Mr. Harris’s other professional experience includes serving as Head of Production Finance at PolyGram Television, Director of Corporate Financial Planning at Metro-Goldwyn-Mayer Studios and Senior Vice President of Finance at RKO Pictures. Mr. Harris earned a Bachelor of Science in Business Administration from California State University, San Bernardino and is a Certified Public Accountant in the State of California.

Mr. Harris does not have any familial relationships with any of the officers or directors of the Company.

Mr. Harris does not have an interest in any transaction required to be reported pursuant to Item 404(a) of Regulation S-K under Securities Act of 1933, as amended.

The information described in Item 1.01 in connection with Mr. Harris’ employment agreement is incorporated by reference herein.

Item 8.01	Other Events

On October 13, 2015, the Company issued a press release announcing Mr. Harris’s appointment as the Company’s Chief Financial Officer. A copy of the press release is attached herewith as Exhibit 99.1.

The foregoing information (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Harris Employment Agreement
10.2	Amendment Number Five to Business Financing Agreement
99.1	Press Release dated October 13, 2015 (furnished herewith)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Date: October 13, 2015	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

4

Exhibit Index

Exhibit No.	Description
10.1	Harris Employment Agreement
10.2	Amendment Number Five to Business Financing
99.1	Press Release dated October 13, 2015 (furnished herewith)

5